Exhibit 99.1

FOR RELEASE UPON RECEIPT

March 27, 2013

H.J. Heinz Company Sets April 30 as Date of Special Shareholder Meeting to Vote on Acquisition by 3G Capital and Berkshire Hathaway and Announces Early Termination of Hart-Scott-Rodino Waiting Period

Pittsburgh, PA -- H.J. Heinz Company (NYSE: HNZ) (“Heinz”) today announced that it has set a date for a special meeting of its shareholders to consider and vote on, among other things, a proposal to approve and adopt the previously announced merger agreement, dated as of February 13, 2013, as amended, providing for the acquisition of Heinz by an investment consortium comprised of Berkshire Hathaway and an investment fund affiliated with 3G Capital.  The special meeting will be held on April 30, 2013, at 8 a.m. Eastern Time, at the offices of Davis Polk & Wardwell LLP at 450 Lexington Avenue, New York, NY 10017.

Heinz also announced that the parties have received early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the transaction.  The early termination of the waiting period under the Hart-Scott-Rodino Act satisfies one of the conditions for consummation of the transaction.

At the closing of the transaction, Heinz shareholders will receive $72.50 in cash for each share of common stock they own, in a transaction valued at $28 billion, including the assumption of Heinz’s outstanding debt.

Heinz shareholders of record as of the close of business on March 18, 2013 are entitled to vote at the special meeting.  Additional information concerning the special meeting and the transaction is included in the definitive proxy statement relating to the special meeting, which has been filed with the Securities and Exchange Commission and will be mailed to Heinz shareholders who are entitled to vote at the special meeting.

The transaction remains subject to certain other closing conditions, including approval by Heinz shareholders, receipt of certain other regulatory approvals and other customary closing conditions, and is expected to close late in the second calendar quarter of 2013 or in the third calendar quarter of 2013.

About Heinz
H.J. Heinz Company, offering “Good Food Every Day”™ is one of the world’s leading marketers and producers of healthy, convenient and affordable foods specializing in ketchup, sauces, meals, soups, snacks and infant nutrition. Heinz provides superior quality, taste and nutrition for all eating occasions whether in the home, restaurants, the office or “on-the-go.” Heinz is a global family of leading branded products, including Heinz® Ketchup, sauces, soups, beans, pasta and infant foods (representing over one third of Heinz’s total sales), Ore-Ida®

potato products, Weight Watchers® Smart Ones® entrées, T.G.I. Friday’s® snacks, and Plasmon infant nutrition. Heinz is famous for its iconic brands on six continents, showcased by Heinz® Ketchup, The World’s Favorite Ketchup®.

Cautionary Statement Regarding Forward-Looking Statements
This document and Heinz’s other public pronouncements contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include Heinz’s expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement,

•	the failure to receive, on a timely basis or otherwise, the required approvals by Heinz’s shareholders and government or regulatory agencies,

•	the risk that a closing condition to the proposed merger may not be satisfied,

•	the failure to obtain the necessary financing in connection with the proposed merger,

•	the ability of Heinz to retain and hire key personnel and maintain relationship with customers, suppliers and other business partners pending the consummation of the proposed merger, and

•
other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in Heinz’s Annual Report on Form 10-K for the fiscal year ended April 29, 2012 and reports on Forms 10-Q thereafter.

The forward-looking statements are and will be based on management’s then current views and assumptions regarding future events and speak only as of their dates. Heinz undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

Additional Information and Where to Find It
This document may be deemed to be solicitation material in respect of the proposed merger between Heinz and a subsidiary of Hawk Acquisition Holding Corporation. In connection with the proposed merger, Heinz filed a definitive proxy statement with the United States Securities and Exchange Commission (“SEC”) on March 27, 2013. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement will be mailed to the shareholders of Heinz who are entitled to vote at the special meeting seeking their approval of the proposed merger. Heinz’s shareholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to: H. J. Heinz Company, P.O.

Box 57, Pittsburgh, Pennsylvania 15230, Attention: Corporate Affairs Department. In addition, the definitive proxy statement is available free of charge at the SEC’s website, www.sec.gov.

Participants in the Solicitation
Heinz and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Heinz’s directors and executive officers is available in Heinz’s proxy statement for its 2012 annual meeting of shareholders, which was filed with the SEC on July 6, 2012. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Heinz’s shareholders in connection with the proposed merger is set forth in the definitive proxy statement filed with the SEC on March 27, 2013. These documents are available free of charge at the SEC’s website at www.sec.gov, and by mail at: H. J. Heinz Company, P.O. Box 57, Pittsburgh, Pennsylvania 15230, Attention: Corporate Affairs Department.

Media Contact
H. J. Heinz Company
Michael Mullen, 412-456-5751
Michael.mullen@us.hjheinz.com